UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CĪON Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland	45-3058280
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Park Avenue, 25th Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of the Exchange on Which Each Class is to be so Registered
7.50% Notes due 2029	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box ☐

Securities Act registration statement file number to which this form relates: 333-278658

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the 7.50% Notes due 2029 (the “Notes”) of CĪON Investment Corporation, a Maryland corporation (the “Registrant”). The Notes are expected to be listed on the New York Stock Exchange and to trade thereon within 30 days of the original issue date under the trading symbol “CICB.”

The description of the Notes is incorporated herein by reference to (i) the information set forth under the heading “Description of Debt Securities We May Issue” in the Registrant’s Prospectus included in its Registration Statement on Form N-2 (Registration No. 333-278658) as filed with the Securities and Exchange Commission (the “SEC”) on June 14, 2024 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the information under the headings “Specific Terms of the Notes and the Offering” and “Description of Our Notes” in the Registrant’s Prospectus Supplement dated September 26, 2024, as filed with the SEC on September 30, 2024 pursuant to Rule 424(b)(2) under the Securities Act. The foregoing descriptions are incorporated herein by reference.

Item 2. Exhibits

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

4.1	Indenture, dated as of October 3, 2024, between the Registrant and U.S. Bank Trust Company, (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on October 3, 2024).

4.2	First Supplemental Indenture, dated as of October 3, 2024 between the Registrant and U.S. Bank Trust Company, National Association (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on October 3, 2024).

4.3	Form of Global Note (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CĪON INVESTMENT CORPORATION

Date: October 3, 2024	By:	/s Michael A. Reisner
Michael A. Reisner
Co-Chief Executive Officer